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Exhibit 23.5

CONSENT

        Pursuant to Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named in the Registration Statement on Form S-1 of Legacy Housing Corporation (the "Company") as a person about to become a director of the Company.

Dated: November 6, 2018

/s/ JOHN A. ISAKSON John A. Isakson

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  Exhibit 23.5
CONSENT